Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into as of January 10, 2020 by and between Cemtrex Inc., a Delaware corporation with offices at 276 Greenpoint Ave. BLD 8, Suite 208 Brooklyn, NY 11222 (“COMPANY”) and Adtron Inc., a California company with offices at 2307 Fenton Parkway Suite 107-33 San Diego, CA 92108 (“CONSULTANT”).

W I T N E S S E TH

WHEREAS, COMPANY desires to engage CONSULTANT to develop, create, market, deliver and conduct a complete online media marketing and sales campaign for its SmartDesk product so as to increase its product awareness globally, and the CONSULTANT is interested in undertaking such work; and

WHEREAS, COMPANY and CONSULTANT mutually desire to set forth the terms applicable to such work;

NOW, THEREFORE, for the mutual consideration set forth herein, the adequacy of which is hereby acknowledged, COMPANY and CONSULTANT, intending to be legally bound, hereby agree as follows:

1. CONSULTANT

Responsibilities

A. Scope of Work

COMPANY hereby retains the services of CONSULTANT to design, develop, create, market, deliver and conduct a complete online media marketing and sales campaign for its SmartDesk product (collectively the “Media Marketing”) for the COMPANY in accordance with the proposal submitted by CONSULTANT to COMPANY.

B. Schedule

The “Schedule” for the development of COMPANY Media Marketing is for a period of one (1) year.

C. Changes

Changes to this Agreement or to any of the specifications of the Media Marketing in any of the specifications thereof shall become effective only when a written change request is executed by the Executive Director of COMPANY and CONSULTANT. The CONSULTANT agrees to notify COMPANY promptly of any factor, occurrence, or event coming to its attention that may affect CONSULTANT’s ability to meet the requirements of this Agreement, or that is likely to occasion any material delay in the Schedule.

D. Demonstration at Trade Show

CONSULTANT agrees to exhibit and demonstrate the Media Marketing during at least at two (2) trade shows that the COMPANY shall participate in at his own expense. COMPANY shall provide CONSULTANT with appropriate space for such demonstration. CONSULTANT shall provide all necessary computers and personnel to affect such demonstration.

2. Media Marketing Design

A. Design

The design of COMPANY’s Media Marketing shall be in substantial conformity with the material provided to CONSULTANT by COMPANY. CONSULTANT shall develop COMPANY’s Media Marketing to project the highest professional image. CONSULTANT shall not include any of the following in the Media Marketing of the COMPANY: text, graphics, sound, or animations that might be viewed as offensive or may result in copyright infringement in any way or any illegal activities; links to other sites that might be viewed as offensive or may be objectionable in any way or any illegal Content; impressionistic or cartoon-like graphics (unless provided by COMPANY); invisible text, text that is present only when a “webcrawler” or other web indexing tool accesses the Media Marketing, or any other type of hidden text, hidden information, hidden graphics, or other hidden materials; or destructive elements or destructive programming of any type.

B. Materials Provided by COMPANY

All materials to be supplied by COMPANY may be provided in electronic form, or via File Transfer Protocol (“FTP”). Files will be provided in HTML format, standard word processing Text format or, if images, as TIFF’s GIFF’S, JPEG’s or Photoshop files.

C. Specifications for Online Media

COMPANY’s Media Marketing will consist of delivering the created Content regarding SmartDesk’s features, style, uniqueness, benefits, advantages, productivity, appeal, etc (“Content”) to several online portals including: Facebook, Instagram, LinkedIn, twitter, constant contact, relevant blogs, relevant online websites, COMPANY website, news releases, and online product directories. CONSULTANT will also work on SEO in google, Yhaoo, Infoseek, Bing and other major search engines. COMPANY agrees to pay all third party registration or relevant fees associated with such work. CONSULTANT shall create and post four (4) newly created Content every week during the term of this Agreement.

D. Accessibility Of Media Marketing

Throughout the period of engagement, the Media Marketing shall be accessible to COMPANY. Until COMPANY has approved the final Contents of each item no Media Marketing, shall be posted online. CONSULTANT will change or update the online Content as per the COMPANY’s request within 24 hours as required by the COMPANY.

E. Project Planning Meetings

After both parties have signed this Agreement, the parties shall meet at COMPANY or at a mutually convenient location or through video conferencing and at a mutually convenient date and time to discuss project planning. The parties shall endeavor to hold this meeting within one week after both parties have signed this Agreement.

F. Delivery of Media Content

Upon termination of this Agreement, CONSULTANT shall deliver to COMPANY all Code, Documentation, media Content, reports and other materials developed by CONSULTANT in the course of its performance under this Agreement and any other items reasonably necessary for the operation of COMPANY’s Media Marketing. Material shall be delivered in printed format and in electronic format. The transfer of electronic materials shall be accomplished by File Transfer Protocol (“FTP”). CONSULTANT will destroy all of its copies of COMPANY’s Media Marketing (including all back-ups thereof) and “wipe” all files of COMPANY’s Media Marketing.

G. Advertising Transaction Fees

CONSULTANT agrees to assist COMPANY in the sale of any advertising and/or database searches or other programs to generate revenues from the use of the Media Marketing by third parties. In this regard, CONSULTANT will provide assistance in developing such programs for COMPANY. In such event, the parties agree to enter into good faith negotiations to reasonably compensate CONSULTANT for such services.

3. Compensation

A. Price for Media Marketing

The total price for all of the work set forth in the Agreement (excluding third party fees shall be Two Hundred and Fifty Thousand Dollars, (US$250,000) for the services provided for one (1) year. (the “Marketing Fee”). This price covers all work of whatever nature on COMPANY’s Media Marketing contemplated in this Agreement. The Marketing Fee shall be paid by the COMPANY within one week after signing this Agreement as outlined in item B below. This Agreement will not become effective until the Marketing Fee has been paid by the COMPANY.

B. Payment of Marketing Fees

The COMPANY can pay the Marketing Fee in cash or in free trading Cemtrex Inc., common stock , CETX. Within one week after signing this Agreement, the COMPANY will pay either $170,000 in cash or 150,000 in CETX free trading shares, priced at $1.14 per share, the market price on the date of this Agreement. Six months from the date of this Agreement the COMPANY will pay either $80,000 in cash or 70,000 in CETX free trading shares. If COMPANY pays in cash , the payment will be wired into CONSULTANT’s bank account, which details shall be provided to the COMPANY. If the COMPANY elects to pay in CETX shares then those shares will be delivered into CONSULTANT’s account via electronic DTC transfer method.

4. Confidentiality

A. Confidentiality

CONSULTANT shall treat this project as confidential and all information provided by the COMPANY shall be treated with confidentiality by the CONSULTANT. After COMPANY has approved however, CONSULTANT may list COMPANY as a client of CONSULTANT. CONSULTANT may not issue any press release that refers to CONSULTANT’s work for COMPANY unless COMPANY has previously approved the press release in writing, which approval may be withheld for any reason or for no reason at all.

B. No Confidential Information of CONSULTANT

It is understood and agreed that COMPANY does not wish to receive from CONSULTANT any confidential information of CONSULTANT or of any third party. CONSULTANT represents and warrants that any information provided to COMPANY in the course of entering into this Agreement or performing any work hereunder shall not be confidential or proprietary to CONSULTANT.

C. Confidential Information of COMPANY

From time to time COMPANY may provide its own confidential business and technical information to CONSULTANT in connection with the work to be performed by CONSULTANT hereunder. Such information shall be designated as confidential upon or prior to disclosure by COMPANY. In addition, the preparation and specifications of all deliverable Content shall in all instances be treated as confidential, unless and until disclosed publicly by COMPANY. CONSULTANT shall use its best efforts to prohibit any use or disclosure of COMPANY’s confidential information, except as necessary to perform work hereunder.

5. Ownership and Rights

A. Ownership of Work Product by COMPANY

Except as set forth below, all elements of all Content created by the CONSULTANT shall be exclusively owned by COMPANY and shall be considered works made for hire by CONSULTANT for COMPANY. Except as set forth below, COMPANY shall exclusively own all United States and international copyrights and all other intellectual property rights in the Content and materials and deliverables. It is understood and agreed that additional materials added to the Media Marketing in the future by CONSULTANT may belong exclusively to CONSULTANT however, the parties agree that the ownership of any such future materials will be mutually agreed to by the parties.

B. Vesting of Rights

CONSULTANT agrees to assign, and upon creation of each element of each Content automatically assigns, to COMPANY, its successors and assigns, ownership of all United States and international copyrights and all other intellectual property rights in each element of each Content. This assignment is undertaken in part as a contingency against the possibility that any such element, by operation of law, may not be considered a work made for hire by CONSULTANT for COMPANY. From time to time upon COMPANY’s request, CONSULTANT and/or its personnel shall confirm Such assignments by execution and delivery of such assignments, confirmations of assignments, or other written instruments as COMPANY may request. COMPANY, its successors and assigns, shall have the right to obtain and hold in its own name all copyright registrations and other evidence of rights that may be available for the Content and any portion(s) thereof.

C. Indemnification/No Infringement

In performing services under this Agreement, CONSULTANT agrees not to design, develop, or provide to COMPANY any items that infringe one or more patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or other rights of any person or entity. If CONSULTANT becomes aware of any such possible infringement in the course of performing any work hereunder, CONSULTANT shall immediately so notify COMPANY in writing. CONSULTANT agrees to indemnify, defend, and hold COMPANY, its officers, directors, members, employees, representatives, agents, and the like harmless for any such alleged or actual infringement and for any liability, debt, or other obligation arising out of or as a result of or relating to (a) the Agreement, (b) the performance of the Agreement, or (c) the Content. This indemnification shall include attorneys’ fees and expenses, unless CONSULTANT defends against the allegations using counsel reasonably acceptable to COMPANY. CONSULTANT’s total liability under this Agreement shall not exceed twice the amount of revenue derived by CONSULTANT under this Agreement.

6. Agreements with Employees

No individuals or entities other than CONSULTANT and CONSULTANT’s employees and independent contractors shall undertake any work in connection with this Agreement. CONSULTANT shall obtain and maintain in effect written agreements with each of its employees who participate in any of CONSULTANT’s work hereunder. Such agreements shall contain terms sufficient for CONSULTANT to comply with all provisions of the Agreement and to support all grants and assignments of rights and ownership hereunder. Such agreements also shall impose an obligation of confidence on such employees with respect to COMPANY’s confidential information. It shall be sufficient compliance with this provision of the Agreement if each such employee reads this Agreement and indicates their consent to abide by its terms by signing and dating this AGREEMENT or by initialing and dating this paragraph of this AGREEMENT. Nothing contained herein shall limit CONSULTANT’s ability or right to utilize independent contractors provided that such independent contractors agree to be bound by the terms of this Agreement.

7. Representations and Warranties

CONSULTANT makes the following representations and warranties for the benefit of COMPANY:

A. No Conflict

CONSULTANT represents and warrants that it is under no obligation or restriction that would in any way interfere or conflict with the work to be performed by CONSULTANT under this Agreement. COMPANY understands that CONSULTANT is currently working on one or more similar projects for other clients. Provided that those projects do not interfere or conflict with CONSULTANT’s obligations under this Agreement, those projects shall not constitute a violation of this provision of the Agreement.

B. Ownership Rights

CONSULTANT represents and warrants that (1) it is and will be the sole author of all works employed by CONSULTANT in preparing any and all Content; (2) it has and will have full and sufficient right to assign or grant the rights and/or licenses granted in the Content pursuant to this Agreement; (3) all Content have not been and will not be published under circumstances that would cause a loss of copyright therein; and (4) all Content do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any person or entity, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending against CONSULTANT (or, insofar as CONSULTANT is aware, against any entity from which CONSULTANT has obtained such rights).

C. Conformity, Performance, and Compliance

CONSULTANT represents and warrants that (1) all Content shall be prepared in a workmanlike manner and with professional diligence and skill; (2) all Content will function under standard online media protocol; (3) all Deliverables will conform to the specifications and functions set forth in this Agreement; and (4) CONSULTANT will perform all work called for by this Agreement in compliance with applicable laws. CONSULTANT will repair any Content that does not meet this warranty within a reasonable period of time if the defect affects the usability of COMPANY’s Media Marketing, and otherwise will repair the defect within 24 hours, said repairs to be free of charge to COMPANY. This warranty shall extend for the life of this Agreement. This warranty does not cover links that change over time, pages that become obsolete over time, Content that becomes outdated over time, or other changes that do not result from any error on the part of CONSULTANT.

8. Term and Termination

A. Term of Agreement

This Agreement shall remain in force for a period of one (1) year from the date hereof, unless otherwise terminated as provided herein.

B. Termination of Work

COMPANY may, at its sole option, terminate any or all work outstanding, or any portion thereof, immediately upon written notice. Upon receipt of notice of such termination, CONSULTANT shall inform COMPANY of the extent to which performance has been completed through such date, and collect and deliver to COMPANY whatever work product and Deliverables then exist in a manner prescribed by COMPANY. CONSULTANT shall be paid for all work performed through the date of receipt of notice of termination as specified herein.

CONSULTANT may not terminate any work under this Agreement without the prior written consent of COMPANY.

C. Survival

In the event of any termination of this Agreement, all obligations and responsibilities of CONSULTANT shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns. The termination of any provision of this Agreement shall not excuse a prior breach of that provision.

D. Termination for Cause

This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty (30) days period, the breaching party fails to cure such breach.

9. Force Majeure

Neither party shall be liable for any loss or delay resulting from any force majeure event, including acts of God, fire, natural disaster, labor stoppage, war or military hostilities, or inability of carriers to make scheduled deliveries, and any payment or delivery date shall be extended to the extent of any delay resulting from any force majeure event.

10. No Agency

A. Independent Contractor

CONSULTANT, in rendering performance under this Agreement, shall be deemed an independent contractor and nothing contained herein shall constitute this arrangement to be employment, a joint venture, or a partnership. CONSULTANT shall be solely responsible for and shall hold COMPANY harmless for any and all claims for taxes, fees, or costs, including but not limited to withholding, income tax, FICA, and workmen’s compensation.

B. No Agency

COMPANY does not undertake by this Agreement or otherwise to perform any obligation of CONSULTANT, whether by regulation or contract. In no way is CONSULTANT to be construed as the agent or to be acting as the agent of COMPANY in any respect, any other provisions of this Agreement notwithstanding.

11. Notices

If one party is required or permitted to give notice to the other under this Agreement, such notice shall be deemed given when transmitted by email to the email address specified provided by both parties.

12. Time of the Essence

Time is of the essence to the performance of the parties’ obligations under this Agreement.

13. Multiple Counterparts

This Agreement may be executed in several counterparts and signed by scanned email signatures, all of which taken together shall constitute one single original Agreement between the parties.

14. Jurisdiction & Disputes

A.	This Agreement shall be governed by the laws of state of New York.

B.	All disputes hereunder shall be resolved in the applicable state or federal courts of New York. Both parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

15. Agreement Binding on Successors

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

16. Waiver

No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

17. Severability

If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

18. Assignability

The Agreement is personal to CONSULTANT and may not be assigned by any act of CONSULTANT or by operation of law unless in connection with a transfer of substantially all the assets of CONSULTANT or with the consent of COMPANY, which consent shall not be unreasonably withheld.

19. Integration

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused it to be affixed hereto by its authorized representative on the day indicated.

Cemtrex Inc.	Adtron Inc.

By:	By:
Title:	Title: